UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

-----------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-----------------------

Date of Report (Date of earliest event reported):

June 30, 2017

United States Steel Corporation
-----------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
---------------	------------------------	-------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
---------------------------------------	----------
(Address of principal executive offices)	(Zip Code)

(412) 433-1121
------------------------------
(Registrant's telephone number,
including area code)

-----------------------------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  [ ]

Introductory Note

On September 16, 2014, U. S. Steel Canada Inc. (“USSC”), an indirect wholly owned subsidiary of United States Steel Corporation (the “Corporation”), applied for relief from its creditors pursuant to Canada’s Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (“CCAA”), in the Ontario Superior Court of Justice (the “Court”) in Ontario, Canada. As a result of the filing of the CCAA action, the Corporation deconsolidated USSC and its subsidiaries from the Corporation’s financial statements as of September 16, 2014. As part of the CCAA proceedings, the Corporation submitted secured and unsecured claims of approximately CAD$2.2 billion.

Item 8.01 Other Events

On June 30, 2017, the Corporation announced the completion of the restructuring and disposition of USSC through a sale and transfer of all of the issued and outstanding shares in USSC to an affiliate of Bedrock Industries Group LLC (“Bedrock”). In accordance with the Second Amended and Restated Plan of Compromise, Arrangement and Reorganization, approved by the Court on June 9, 2017, the Corporation received approximately $127 million in satisfaction of its secured claims, including interest. The Corporation has also agreed to the discharge and cancellation of its unsecured claims for nominal consideration. The terms of the settlement also include an agreement to provide mutual releases among key stakeholders, including a release of all claims against the Corporation regarding environmental, pension and other liabilities.

In addition, the Corporation has agreed to provide certain transition services to Bedrock for a limited period of time, and has also entered into an agreement to supply USSC with all its requirements for iron ore pellets for a period of five years.

On June 30, 2017, the Corporation issued a press release announcing the completion of the restructuring and sale of USSC. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Colleen M. Darragh
--------------------------------------
Colleen M. Darragh
Vice President & Controller

Dated: June 30, 2017